UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: June 15, 2015
(Date of earliest event reported)

Golden Queen Mining Co. Ltd.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-21777

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

#2300 – 1066 West Hastings Street, Vancouver, British Columbia, Canada, V6E 3X2
(Address of principal executive offices, including zip code)

(778) 373-1557
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 15, 2015, Golden Queen Mining Co. Ltd. (the “Company”) issued a press release entitled “GOLDEN QUEEN MAKES TOP UP CONTRIBUTION AND PROVIDES PROJECT UPDATE”. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On June 15, 2015, the Company, through its wholly-owned subsidiary, Golden Queen Mining Holdings, Inc. (“GQ Holdco”), elected to make a top-up contribution to Golden Queen Mining Company LLC (“GQM LLC”) in the amount of US$12,500,000, pursuant to Section 3.4(b) of the amended and restated limited liability company agreement of GQM LLC (the “LLC Agreement”). In accordance with the LLC Agreement, Gauss, LLC, the Company’s 50% joint venture partner (“Gauss”), also made a capital contribution of US$12,500,000 to GQM LLC. GQM LLC issued to each of GQ Holdco and Gauss 12,500 membership units. Each of GQ Holdco and Gauss maintain their 50% ownership in GQM LLC.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release of Golden Queen Mining Co. Ltd. dated June 15, 2015.*

* Furnished to not filed with the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN QUEEN MINING CO. LTD.
Date: June 15, 2015

By:	/s/ H. Lutz Klingmann
H. Lutz Klingmann
President, CEO and Director

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 15, 2015.*

* Furnished to not filed with the SEC pursuant to Item 7.01 above.